                              INDEMNITY AGREEMENT

        THIS AGREEMENT, made and entered into this        day of November, 1996,
is between                          ("Director"), and BUSH BOAKE ALLEN INC., a
Virginia corporation (the  "Corporation").

                                    RECITALS

        WHEREAS, Director has experience and expertise that are valuable to the Corporation.

        WHEREAS, the Corporation desires that Director continue to serve as a director, and Director is willing to so serve provided the Corporation gives Director specific assurances concerning indemnification against his liability for actions taken on behalf of the Corporation.

        WHEREAS, the Corporation is entitled to act pursuant to Section 13.1-697 of the Virginia Stock Corporation Act to indemnify Director against liability.

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the parties hereto agree as follows:

        (1) In this Agreement:

            "Expenses" includes counsel fees.

            "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

            "Official capacity" means service by the Director in his capacity as a director of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

            "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

            "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        (2) Subject to the terms and conditions herein set forth, the Director hereby agrees to serve as a director of the Corporation until his successor shall have been duly elected and in that capacity to exercise his good faith business judgment of the best interests of the Corporation.

        (3) The Corporation hereby agrees to indemnify the Director if he becomes a party to any proceeding by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding if (i) he believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the Corporation, and in all other cases that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, (ii) in connection with a proceeding by or in the right of the Corporation, he was not adjudged liable to the Corporation, and (iii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, he was not adjudged liable on the basis that personal benefit was improperly received by him. The Director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Director's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this section.

        (4) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director did not meet the standard of conduct described in section (3) of this Agreement.

        (5) To the extent that the Director has been successful on the merits or otherwise in defense of any proceeding referred to in Section (3) of this Agreement, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

        (6) Any indemnification under Section (3) of this Agreement (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the Director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section (3). The determination shall be made:

            (a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (b) If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

            (c) By special legal counsel:

                (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

                (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

            (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        Notwithstanding the foregoing provisions of this section (6), in the event that there has been a change in the composition of a majority of the directors of the Corporation between the date of this Agreement and the date that the claim for indemnification is made (other than changes in the make-up of the Board which have been approved by not less than 2/3 of the directors then serving), then the determination whether indemnification is permissible shall be made by special legal counsel to be selected by the Director from among the following law firms or other law firms of comparable size and experience:

               (i)     White & Case, New York, New York:

               (ii)    King & Spalding, Atlanta, Georgia; or

               (iii)   Hunton & Williams, Richmond, Virginia

Evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this section to select counsel.

        (7) (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by the Director in advance of final disposition of a proceeding if:

                (i) The Director furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Section (3);

                (ii) The Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Agreement.

            (b) The undertaking required by paragraph (ii) of subsection (a) of this section shall be an unlimited general obligation of the Director but need not be secured and may be accepted without reference to financial ability to make repayment.

        (8) The obligations of the Corporation hereunder shall survive the termination of this Agreement and any termination of the Director as a director of the Corporation. The indemnification hereby provided and provided hereafter shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify the Director under the provisions of this Agreement.

        (9) If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

        (10) Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or sent by certified or registered mail, postage prepaid, as follows:

           If to the Corporation:

               Bush Boake Allen Inc.
               7 Mercedes Drive
               Montvale, NJ  07645
               Attention:  Corporate Secretary

           If to Director:

               _________________________________

               _________________________________

               _________________________________

or such other address or addresses as may be specified from time to time in a written notice given by the party entitled to receive any such notice.

        (11) In the event that after the date of this Agreement the Director is reelected to serve as a director of the Corporation, then the term of this Agreement shall automatically be extended for the duration of his service as a director unless either party elects to terminate this Agreement by delivery of written notice to the other party at least 90 days prior to the annual meeting at which the director stands for reelection.

        (12) Notwithstanding any changes in the Articles of Incorporation or Bylaws of the Corporation after the date of this Agreement, this Agreement cannot be amended or revoked except with the prior written approval of both parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

                                       BUSH BOAKE ALLEN INC.



                                       By:
                                          ______________________________________
                                            Dennis M. Meany
                                            Secretary



                                          ______________________________________
                                             [Typed Name]
                                             Director